UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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PUTNAM ASSET ALLOCATION FUNDS
PUTNAM CALIFORNIA TAX EXEMPT INCOME FUND
PUTNAM CONVERTIBLE SECURITIES FUND
PUTNAM DIVERSIFIED INCOME TRUST
PUTNAM ETF TRUST
PUTNAM FOCUSED INTERNATIONAL EQUITY FUND
PUTNAM FUNDS TRUST
GEORGE PUTNAM BALANCED FUND
PUTNAM GLOBAL HEALTH CARE FUND
PUTNAM GLOBAL INCOME TRUST
PUTNAM HIGH YIELD FUND
PUTNAM INCOME FUND
PUTNAM INTERNATIONAL EQUITY FUND
PUTNAM INVESTMENT FUNDS
PUTNAM LARGE CAP VALUE FUND
PUTNAM MASSACHUSETTS TAX EXEMPT INCOME FUND
PUTNAM MINNESOTA TAX EXEMPT INCOME FUND
PUTNAM MONEY MARKET FUND
PUTNAM MORTGAGE SECURITIES FUND
PUTNAM NEW JERSEY TAX EXEMPT INCOME FUND

PUTNAM NEW YORK TAX EXEMPT INCOME FUND
PUTNAM OHIO TAX EXEMPT INCOME FUND
PUTNAM PENNSYLVANIA TAX EXEMPT INCOME FUND
PUTNAM SUSTAINABLE LEADERS FUND
PUTNAM TARGET DATE FUNDS
PUTNAM TAX EXEMPT INCOME FUND
PUTNAM TAX-FREE INCOME TRUST
PUTNAM VARIABLE TRUST

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October 2023

URGENT: YOUR VOTE IS CRITICAL

Re: Your investment in one or more of The Putnam Funds

Dear Shareholder:

Your vote is needed on an important matter involving your investment in The Putnam Funds. We recently notified you, as a shareholder of record in one or more of The Putnam Funds, about a special meeting of shareholders that was scheduled for October 20, 2023. Your shareholder meeting has been adjourned due to insufficient participation. This meeting will instead convene on November 17, 2023, at 2:00 p.m. Eastern Time.

Your vote is important. It is urgent for you to vote as soon as possible. The proposals will determine the future of your Fund(s) and help to avoid disruption in the operation of your Fund(s). Your prompt vote will reduce the need for additional mailings and phone calls.

Vote today using one of three quick and easy methods:

• Visit the website listed on the enclosed proxy card

• Call using the toll-free number listed on the enclosed proxy card

• Sign, date, and mail the enclosed proxy card — use the enclosed postage-paid envelope

Regardless of how many shares you own, your vote is important. We truly appreciate your investment and regret any inconvenience as a result of this process. If you have any questions, please contact our Proxy Solicitor, Broadridge Financial Solutions, at 1-833-501-4818 Monday through Friday 9:00 a.m. – 10:00 p.m. Eastern Time.

Thank you for your help and support.

Sincerely,

335436 10/23